Exhibit 99.1

Media Contact:
858-255-6388
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces First Quarter 2023 Financial Results
and Reaffirms Full Year 2023 Financial Guidance

San Diego, May 3, 2023 - Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended March 31, 2023 and reaffirmed its financial guidance for the year ending December 31, 2023.

First Quarter Highlights

•Worldwide installed base increased 22 percent to approximately 430,000 in-warranty customers compared to the first quarter 2022.
•Publication in the New England Journal of Medicine of study demonstrating increased time in range in young children, ages 2-5, with type 1 diabetes using the t:slim X2 Insulin Pump with Control-IQ technology.
•Presented positive Control-IQ technology data that showed immediate and sustained improvements in glycemic control, quality of life outcomes, and user-reported reduced burden of diabetes management at the 16th International Conference on Advanced Technologies and Treatments for Diabetes.
•Substantially completed onboarding our European distributors to a distribution center in the Netherlands.
•Completed acquisition of AMF Medical SA, developer of the ergonomic, rechargeable Sigi™ Patch Pump that features use of pre-filled insulin cartridges.
•$519.6 million in cash, cash equivalents & short-term investments as of March 31, 2023.

“We are confident in our ability to achieve our key goals for this year, both operationally and commercially,” said John Sheridan, president and chief executive officer. “Delivering on innovation is what drove Tandem to its leadership position in insulin therapy management, and we are well-positioned to continue building on the momentum of our #1 rated t:slim X2 with Control-IQ technology, as we prepare for the launch of multiple new products in 2023.”

Exhibit 99.1
First Quarter 2023 Financial Results Compared to 2022

In September 2022, the Company began offering the Tandem Choice Program (Tandem Choice) to eligible t:slim X2 customers to provide a pathway to ownership of its newest hardware platform when available. As a result of this program, and as previously announced, the Company is providing select financial results on both a GAAP and non-GAAP basis. Additional information, including the accounting treatment of this program and other non-GAAP measures, can be found under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results” in this press release.

	Three Months Ended
	March 31,
$ in millions	2023	2023	2022
	GAAP	Non-GAAP	GAAP
Pump Shipments
United States	17,003	N/A	18,658
Outside United States	6,052	N/A	9,437
Total Worldwide	23,055	N/A	28,095

Sales
United States	$131.2	$133.3	$131.3
Outside United States	38.1	38.1	44.6
Total Worldwide	$169.3	$171.4	$175.9

•Gross profit: GAAP gross profit was $82.9 million, compared to $91.1 million. GAAP gross margin was 49 percent, compared to 52 percent.

Non-GAAP gross profit(1) was $84.9 million. Non-GAAP gross margin(1) was 50 percent.

•Operating income (loss): GAAP operating loss totaled $127.8 million, or negative 75 percent of sales, compared to operating loss of $15.3 million, or negative 9 percent of sales.

Non-GAAP operating loss(1) totaled $44.4 million, or negative 26 percent of sales.

Adjusted EBITDA(1) was negative $20.2 million, or negative 12 percent of sales, compared to $6.4 million, or 4 percent of sales.

•Net income (loss): GAAP net loss(1) was $123.9 million, compared to net loss of $14.7 million.

Non-GAAP net loss(1) was $40.4 million.

See tables for additional financial information.

2023 Financial Guidance

For the year ending December 31, 2023, the Company is reaffirming 2023 financial guidance as follows:

•Non-GAAP sales(1) are estimated to be in the range of $885 million to $900 million, which represents an annual sales growth of 10 percent to 12 percent compared to 2022.
▪Sales inside the United States of approximately $650 million to $660 million.
▪Sales outside the United States of approximately $235 million to $240 million.
•Non-GAAP gross margin(1) is estimated to be approximately 52 percent.
•Adjusted EBITDA margin(1) is estimated to be approximately 5 percent to 6 percent of sales.
◦Includes approximately 3 percent from the impact of operating costs associated with the acquisitions of Capillary Biomedical and AMF Medical.

Exhibit 99.1
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $115 million. This includes:
▪Approximately $95 million non-cash, stock-based compensation expense.
▪Approximately $20 million depreciation and amortization expense.
(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided in Table E “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

In particular, the accounting treatment for Tandem Choice has a high degree of complexity. In September 2022 when the program was launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. Such deferrals will be recognized on a customer-by-customer basis following the commercial launch of the Company’s new hardware platform. The timing of recognition will be based on either a) an affirmative election to participate in Tandem Choice or b) expiration of the right to participate. Notably:
•Offering the program does not impact the economics associated with how or when the initial pump sale is reimbursed.
•Customer eligibility is automatic and no election is necessary to participate in Tandem Choice at the time of a t:slim X2 purchase. An affirmative election is only required when the new hardware platform is commercially available, at which time any customer fees will be received and recognized as a sale.
•The expiration date of Tandem Choice is December 31, 2024.

Consistent with SEC regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register.vevent.com/register/BI21343b3e346b4b66923ccc4e1bd048e5) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc., a global insulin delivery and diabetes technology company headquartered in San Diego, California, creates new possibilities for people living with diabetes, their loved ones, and healthcare providers through a positively different experience. The Company’s human-centered approach to design, development, and support delivers innovative products and services for people who use insulin. Tandem manufactures and sells the t:slim X2 insulin pump with Control-IQ technology. For more information, visit tandemdiabetes.com.

Exhibit 99.1
Tandem Diabetes Care and Control-IQ are trademarks registered in the U.S. and/or other countries and t:slim X2 is a trademark of Tandem Diabetes Care, Inc.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2 and #TandemDiabetes.
Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.
Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals for this year, including the launch of multiple new products. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s existing products and products under development by physicians and people with diabetes; the Company’s ability to establish and sustain operations to support international sales, including expansion into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to complete the development and launch of new products when anticipated; risks associated with the regulatory approval process for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable; the depth and duration of the COVID-19 pandemic, and the global response thereto; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)
	(Unaudited)
	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash, cash equivalents and short-term investments	$519,588	$616,901
Accounts receivable, net	91,393	114,717
Inventories	131,557	111,117
Other current assets	15,381	7,241
Total current assets	757,919	849,976

Property and equipment, net	74,578	68,552
Operating lease right-of-use assets	104,743	110,626
Other long-term assets	16,905	23,631
Total assets	$954,145	$1,052,785

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$104,405	$104,007
Operating lease liabilities	15,849	13,121
Deferred revenue	20,764	18,837
Other current liabilities	30,139	29,325
Total current liabilities	171,157	165,290

Convertible senior notes, net - long-term	283,679	283,232
Operating lease liabilities - long-term	120,867	123,524
Deferred revenue - long-term	15,886	16,874
Other long-term liabilities	23,803	23,918
Total liabilities	615,392	612,838

Total stockholders’ equity	338,753	439,947
Total liabilities and stockholders’ equity	$954,145	$1,052,785

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)

	(Unaudited) Three Months Ended March 31,
	2023	2022
Sales	$169,383	$175,907
Cost of sales	86,476	84,814
Gross profit	82,907	91,093

Operating expenses:
Selling, general and administrative	89,814	73,271
Research and development	42,160	33,160
Acquired in-process research and development expenses	78,750	—
Total operating expenses	210,724	106,431
Operating loss	(127,817)	(15,338)
Total other income (expense), net	4,231	(1,101)
Loss before income taxes	(123,586)	(16,439)
Income tax expense (benefit)	287	(1,724)
Net loss	$(123,873)	$(14,715)

Net loss per share - basic and diluted	$(1.92)	$(0.23)

Weighted average shares used to compute basic and diluted net loss per share	64,549	63,880

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)

	(Unaudited)
($'s in thousands)	Three Months Ended March 31,
	2023	2022	% Change
United States:
Pump	$66,456	$73,497	(10)%
Supplies and other	66,809	57,786	16%
Deferral for Tandem Choice	(2,023)	—	—%
Total GAAP Sales in the United States	$131,242	$131,283	—%
Adjustment for Tandem Choice	2,023	—	—%
Total Non-GAAP Sales in the United States	$133,265	$131,283	2%

Outside the United States:
Pump	$18,246	$22,332	(18)%
Supplies and other	19,895	22,292	(11)%
Total Sales Outside the United States	$38,141	$44,624	(15)%

Total GAAP Worldwide Sales	$169,383	$175,907	(4)%
Adjustment for Tandem Choice	2,023	—	—%
Total Non-GAAP Worldwide Sales	$171,406	$175,907	(3)%

(1) A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table E and under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results.”

TANDEM DIABETES CARE, INC.
PUMP SHIPMENTS
Table D

	Three Months Ended March 31,
	2023	2022	% Change
Pumps Shipped:
United States	17,003	18,658	(9)%
Outside the United States	6,052	9,437	(36)%
Total Pumps Shipped	23,055	28,095	(18)%

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table E

($'s in thousands)	Three Months Ended March 31,
	2023	2022
GAAP sales	$169,383	$175,907
Adjustment for Tandem Choice (1)	2,023	—
Non-GAAP sales	$171,406	$175,907

GAAP gross profit	$82,907	$91,093
Adjustment for Tandem Choice(1)	2,023	—
Non-GAAP gross profit	$84,930	$91,093
Non-GAAP gross margin(3)	50%	52%

GAAP operating loss	$(127,817)	$(15,338)
Acquired in-process research and development(2)	78,750	—
Severance costs - cash and noncash	2,680	—
Adjustment for Tandem Choice(1)	2,023	—
Non-GAAP operating loss	$(44,364)	$(15,338)
Non-GAAP operating margin(3)	(26)%	(9)%

GAAP net loss	$(123,873)	$(14,715)
Income tax expense (benefit)	287	(1,724)
Interest income and other, net	(5,865)	(381)
Interest expense	1,634	1,516
Depreciation and amortization	3,396	3,628
EBITDA	$(124,421)	$(11,676)
Change in fair value of common stock warrants	—	(34)
Stock-based compensation expense	20,805	18,110
Acquired in-process research and development(2)	78,750	—
Severance costs - cash and noncash	2,680	—
Adjustment for Tandem Choice(1)	2,023	—
Adjusted EBITDA	$(20,163)	$6,400
Adjusted EBITDA margin(3)	(12)%	4%

GAAP net loss	$(123,873)	$(14,715)
Acquired in-process research and development(2)	78,750	—
Severance costs - cash and noncash	2,680	—
Adjustment for Tandem Choice(1)	2,023	—
Non-GAAP net loss	$(40,420)	$(14,715)
(1) The accounting treatment for Tandem Choice has a high degree of complexity. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) The Company recorded a $78.8 million charge representing the value of acquired in-process research and development assets with no alternative future use, and acquisition related expenses.
(3) Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.